EXHIBIT 1.1

                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

                            Pass-Through Certificates


                                 TERMS AGREEMENT


                                                     Dated: as of March 27, 2001



To:  STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

Re: Underwriting Agreement dated June 25, 1996 between Bear Stearns Mortgage Securities Inc. (the former name of Structured Asset Mortgage Investments Inc.) and Bear, Stearns & Co. Inc.

Underwriter:      Bear, Stearns & Co. Inc. (the "Underwriter")

Issuer:           Fleet Mortgage Certificate Trust 2001-1

Series Designation:  Series 2001-1

Class Designation Schedule of the Certificates: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and Class R Certificates (the "Publicly Offered Certificates")

TERMS OF THE CERTIFICATES TO BE PURCHASED BY THE UNDERWRITER:

      CLASS              ORIGINAL PRINCIPAL AMOUNT              INTEREST RATE
      -----              -------------------------              -------------
       A-1                  $         153,010,213                   6.00%
       A-2                  $         236,106,917                   6.25%
       A-3                  $         339,604,434                   6.50%
       A-4                  $         308,026,787                   6.75%
      A-5                   $          36,217,534                   7.50%
      A-6                   $         270,883,020                    (1)
      A-7                   $          53,839,151                   7.50%
      A-8                   $         122,173,674                    (1)
      A-9                   $           1,000,000                   6.00%(2)
       R                    $                 100                   6.00%(3)
---------------

(1) The Class A-6 and Class A-8 Certificates are entitled to receive, from interest collections on the Related Pooled Securities, interest at a variable Certificate Rate equal to the weighted average of the Pooled Security Interest Rates of the Related Pooled Securities.

(2) The Class A-9 Certificates are accrual certificates. Until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero, interest on the Class A-9 Certificates will accrue at the Certificate Rate set forth above, but will not be paid to the Class A-9 Certificates. An amount equal to the amount so accrued will be added to the Certificate Principal Balance of the Class A-9 Certificates on each Distribution Date.

(3) The holder of the Class R Certificate will be entitled to receive on the first Distribution Date, an amount equal to its entire Certificate Principal Balance and accrued interest from a cash deposit made by the Seller on the Closing Date. Such holder will also be entitled to receive any amounts on deposit in the Certificate Account following payment in full of all of the other Certificates (except for amounts to be paid to the Trustee as its fee).

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

DEFINED TERMS: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling Agreement dated as of March 1, 2001, between Structured Asset Mortgage Investments Inc., as seller, and Bank One, National Association, as trustee.

FORM OF CERTIFICATES BEING PURCHASED BY THE UNDERWRITER: Book-Entry except for the Class R Certificate which will be in certificated, fully registered form.

DISTRIBUTION DATES: The third Business Day after the 25th day (or if the 25th day is not a Business Day, the following Business Day) of each month commencing on April 29, 2001.

CERTIFICATE RATING FOR THE CERTIFICATES BEING PURCHASED BY THE UNDERWRITER:
---------------------------------------------------------------------------

                                                Rating
                           ---------------------------------------------
CLASS                      STANDARD & POOR'S                      FITCH
-----                      -----------------                      -----
A-1                               AAA                              AAA
A-2                               AAA                              AAA
A-3                               AAA                              AAA
A-4                               AAA                              AAA
A-5                               AAA                              AAA
A-6                               AAA                              AAA
A-7                               AAA                              AAA
A-8                               AAA                              AAA
A-9                               AAA                              AAA
R                                 AAA                              AAA

POOLED SECURITIES: The Pooled Securities to be included in the Fleet Mortgage Certificate Trust 2001-1 Trust are as described in Annex A hereto.

PURCHASE PRICE: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be 99.321070% (plus $845,290.67 in accrued interest).

CREDIT ENHANCEMENT:  None.

CLOSING DATE:  March 29, 2001, 9:00 a.m., New York time.

                  [Remainder of Page Intentionally Left Blank]

The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.


BEAR, STEARNS & CO. INC.


By: /S/ PAUL FRIEDMAN
    -------------------------------------------------
         Name: Paul Friedman
         Title:   Senior Managing Director


Accepted:

STRUCTURED ASSET MORTGAGE INVESTMENTS INC.


By: /S/ JOSEPH T. JURKOWSKI, JR.
    ----------------------------------------
         Name:  Joseph T. Jurkowski, Jr.
         Title:   Vice President

                                     ANNEX A


                                Pooled Securities

                     SEE SCHEDULE A OF THE POOLING AGREEMENT